SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) Of The Securities Exchange Act of 1934


                        Date of Report: November 30, 2004
                        ---------------------------------



                   FIRST NATIONAL BANKSHARES OF FLORIDA, INC.
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             (Exact name of registrant as specified in its charter)


          Florida                  001-31883                    20-0175526
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(State or other jurisdiction    (Commission                (IRS Employer
  of incorporation)              File Number)               Identification No.)


                2150 Goodlette Road North, Naples, Florida   34102
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               (Address of principal executive offices)    (Zip code)


        Registrant's telephone number, including area code (239) 262-7600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17    CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01       Other Events.

                On November 30, 2004, pursuant to the terms and conditions of the Amended and Restated Agreement and Plan of Merger dated as of September 10, 2004, between First National Bankshares of Florida, Inc. ("FLB") and First Bradenton Bank ("Bradenton"), Bradenton was merged with and into First National Bank of Florida, a wholly owned subsidiary of FLB (the "Merger").
                As a result of the Merger, each outstanding share of Bradenton common stock was converted into 8,332.901 shares of FLB common stock. FLB issued an aggregate of approximately 390,000 shares of its common stock to the former shareholders of Bradenton in the Merger.




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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST NATIONAL BANKSHARES OF FLORIDA, INC.
                                    (Registrant)



                                    By: /s/Robert T. Reichert
                                    -------------------------
                                    Name:  Robert T. Reichert
                                    Title: Senior Vice President,
                                           Chief Financial Officer and
                                           Treasurer
                                           (Principal Financial Officer)

Dated: December 3, 2004
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